FAT BRANDS

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Johnny Rockets Acquisition Summary

August 14, 2020

HURRICANE GRILL & WINGS | FATBURGER | Buffalo's | ELEVATION BURGER | PONDEROSA STEAKHOUSE / BONANZA STEAKHOUSE | YALLA mediterranean



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LEGAL DISCLAIMER

This presentation of FAT Brands Inc. ("we", "our" or the "Company") contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial performance and growth of the Company and Johnny Rockets, the Company's ability to complete the acquisition of Johnny Rockets, the Company's ability to leverage its expertise and infrastructure and successfully integrate and exploit the synergies of the acquisition, and the Company's ability to conduct future accretive acquisitions. Forward-looking statements reflect the Company's expectations concerning the future and are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control and which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this presentation.

TRANSACTION SUMMARY

On August 13, 2020, FAT Brands announced it has entered into an agreement to acquire Johnny Rockets restaurant chain from an affilliate of Sun Capital Partners, Inc.

- FAT Brands to pay aproximately $25m for the brand
- Consideration to be funded with cash-on-hand and proceeds from securitization facility
- Transaction expected to close in September 2020

JOHNNY ROCKETS OVERVIEW

Founded in 1986 in Los Angeles, CA, Johnny Rockets is a leading franchised restaurant brand

- Over its 30+ year history, Johnny Rockets has developed into an iconic, globally franchised fast-casual and casual dining brand
- Classic, retro American brand known for freshly made burgers, hand-spun milkshakes and commitment to a superb guest experience

$316m
2019 System-Wide Sales

325 locations

27 Countries

97% Franchised Locations

29 U.S. States

TRANSACTION RATIONALE

This is a transformative transaction for FAT Brands, bringing another iconic brand to the portfolio and providing a new platform that is poised for growth


Strengthen FAT's portfolio through the acquisition of a global iconic brand


Diverse footprint across 20+ venue types complements FAT's existing healthy, casual dining and fast-casual brands


Strong synergy potential by integrating into the FAT platform


Increases purchasing power of food to ~$250m per year

There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. See disclosure at the beginning of this presentation.

SYNERGY POTENTIAL

Virtual Restaurants

- Offer Johnny Rockets franchisees the opportunity to establish virtual restaurants with other brands in the FAT portfolio to drive increased AUV for franchisees and increased royalties for FAT

Enhance Marketing Strategy

- Leverage FAT's in-house marketing and production team to reduce marketing costs, freeing up additional advertising funds to be spent directly on media placement

Corporate Integration

- Integrate corporate functions onto the FAT platform to save on overhead expenses

Increased Purchasing Power

- Across the FAT portfolio, purchasing power will increase to ~$250m per year which will improve prices and margins for franchisees

There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. See disclosure at the beginning of this presentation.

PRO FORMA PORTFOLIO

	FAT BRANDS As of 6/28/20	Johnny Rockets As of 8/13/20	FAT BRANDS Pro Forma
2019 System-Wide Sales	$394m	$316m	$710m
# of Locations	380[1]	325	705
# of Franchisees	176	129	305

1. Includes 366 units open as of 6/28/20 and units currently under construction.


Buffalo's

CONTACT

INVESTOR RELATIONS:

ICR
ASHLEY DESIMONE
IR-FATBRANDS@ICRINC.COM
646-677-1827

MEDIA RELATIONS:

JCONNELLY
ERIN MANDZIK
EMANDZIK@JCONNELLY.COM
862-246-9911

FAT BRANDS
FRESH. AUTHENTIC. TASTY.